SUBITEM 77E  LEGAL PROCEEDINGS

Since October 2003 Federated
and related entities collectively
 Federated and various Federated
funds Funds have been named as
defendants in several class action
 lawsuits now pending in the United
 States District Court for the
District of Maryland The
lawsuits
were purportedly filed on
 behalf of people who purchased
 owned and/or redeemed shares
 of Federatedsponsored mutual
funds during
specified periods beginning
November 1 1998 The suits
 are generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
 including market timing
and late trading in concert
 with certain institutional
traders which allegedly caused
financial injury to the
mutual fund shareholders
These lawsuits began to be
filed shortly after Federateds
first public announcement
that it had received requests
 for information on shareholder
 trading activities in the Funds
 from the SEC the Office of the
New York
State Attorney General NYAG
 and other authorities In that
 regard on November 28 2005
 Federated announced that it
had reached
final settlements with the
SEC and the NYAG with respect
 to those matters Specifically
 the SEC and NYAG settled proceedings
against three Federated subsidiaries
 involving undisclosed market timing
arrangements and late trading
The SEC made findings that
Federated Investment Management
 Company FIMC an SECregistered
 investment adviser to various
 Funds and Federated Securities
Corp an SECregistered brokerdealer
and distributor for the Funds
violated provisions of the
Investment Advisers Act and
Investment
Company Act by approving but
not disclosing three market
 timing arrangements or the
associated conflict of
interest between FIMC
and the funds involved in
 the arrangements either
to other fund shareholders
 or to the funds board and
 that Federated Shareholder
Services Company formerly
 an SECregistered transfer
 agent failed to prevent a
 customer and a Federated
 employee from late trading
in violation of provisions
of the Investment Company
Act The NYAG found that such
 conduct violated provisions
of New York State
law Federated entered into
the settlements without
admitting or denying the
regulators findings As
Federated previously reported in
2004 it has already paid
approximately 80 million
to certain funds as determined
 by an independent consultant
 As part of these
settlements Federated agreed
to pay disgorgement and a
civil money penalty in the
 aggregate amount of an
additional 72 million
and among other things
agreed that it would not
serve as investment adviser
 to any registered investment
 company unless i at least
75 of the funds directors are
 independent of Federated ii
the chairman of each such fund
 is independent of Federated iii
 no action
may be taken by the funds board
or any committee thereof unless
 approved by a majority of the
independent trustees of the fund
or committee respectively and iv
 the fund appoints a senior
 officer who reports to the
independent trustees and is
responsible for
monitoring compliance by the
fund with applicable laws and
 fiduciary duties and for
managing the process by which
 management
fees charged to a fund are
 approved The settlements
are described in Federateds
 announcement which along
 with previous press
releases and related
communications on those matters
 is available in the About Us
 section of Federateds website at
FederatedInvestorscom
Federated and various Funds
have also been named as
defendants in several additional
 lawsuits the majority of which
are now
pending in the United States
District Court for the Western
District of Pennsylvania
alleging among other things
 excessive advisory
and Rule 12b1 fees
The board of the Funds has
retained the law firm of
Dickstein Shapiro LLP to
 represent the Funds in
these lawsuits Federated and
the Funds and their respective
 counsel are reviewing the
 allegations and intend to
defend this litigation
Additional lawsuits based
upon similar allegations may be
 filed in the future The
potential impact of these
 lawsuits all of which seek
 unquantified damages
attorneys fees and expenses
 and future potential similar
 suits is uncertain Although
 we do not believe that these
lawsuits will have
a material adverse effect on
the Funds there can be no
assurance that these suits
ongoing adverse publicity
 and/or other
developments resulting from the
 regulatory investigations
will not result in increased
Fund redemptions reduced
sales of Fund shares
or other adverse consequences
 for the Funds